UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2014, Westmoreland Escrow Corporation (the “Escrow Company”), a wholly-owned subsidiary of Westmoreland Coal Company (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with BMO Capital Markets Corp. and Deutsche Bank Securities Inc. (together, the “Initial Purchasers”), with respect to the previously announced issuance and sale by the Escrow Company (the “Offering”) of $425 million in aggregate principal amount of senior secured notes (the “Notes”). The Notes have not been registered under the Securities Act of 1933, as amended, and are being offered pursuant to an exemption from registration thereunder. The Offering is scheduled to close on February 7, 2014.

The proceeds from the Offering would be used to pay the purchase price and related expenses for the Company’s previously announced acquisition of coal mining operations of Sherritt International Corporation (the “Sherritt Acquisition”), to prepay the outstanding senior notes issued by one of the Company’s wholly-owned subsidiaries, Westmoreland Mining, LLC, and for general corporate purposes. If the Sherritt Acquisition is not consummated, the Escrow Company is required to immediately redeem all of the Notes using the proceeds of the Offering.

The Purchase Agreement contains customary representations and warranties regarding the Company and the coal mining operations to be acquired by the Company in the Sherritt Acquisition. Pursuant to the Purchase Agreement, the Escrow Company agreed, among other things, to indemnify the Initial Purchasers against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make with respect to those liabilities.

Promptly following the completion of the Sherritt Acquisition (i) automatically, and without any action by holders, the Escrow Company will exchange the Notes for $425 million aggregate principal amount of add-on 10.75% senior secured notes due 2018 (the “Add-On Notes”) issued by the Company and Westmoreland Partners (the “Co-Issuers”) and (ii) the Co-Issuers and certain affiliate guarantors will enter into a Joinder Agreement, pursuant to which they will become parties to the Purchase Agreement, as well as a registration rights agreement, pursuant to which the Company will agree to register with the Securities and Exchange Commission the exchange of Add-On Notes for registered notes with the same terms.

The Initial Purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates, for which they received or will receive customary fees and expense reimbursement.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to this exhibit.

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the information disclosed in this Item 7.01, including Exhibit 99.1, shall be not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 29, 2014, the Company issued a press release announcing that the Company had priced the private offering of $425 million aggregate principal amount of 10.75% senior secured notes due 2018. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein. The sale of the Notes by the Escrow Company is expected to close on February 7, 2014, subject to customary closing conditions

The press release furnished herewith contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements involve known and unknown risks, which may cause our actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include factors such as the uncertainty of negotiations that would result in an agreement or a completed transaction, the uncertain nature of the expected benefits from the actual or expected acquisition, the uncertain nature of the announced acquisition, the ability to complete such transactions, risks associated with the integration of acquired assets, risks associated with our industry or the economy generally, and other such matters discussed in the “Risk Factors” section of our filings with the SEC. The forward-looking statements in this report speak only as of the date of this report. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

Item 9.01. Financial Statements and Exhibits

     (d)     Exhibits

Exhibit No.	Description

10.1	Purchase Agreement dated January 29, 2014, among Westmoreland Escrow Corporation, BMO Capital Markets Corp. and Deutsche Bank Securities Inc.

99.1	Press release of the Company dated January 29, 2014, entitled "Westmoreland Announces Pricing of $425 Million Offering of Add-on 10.75% Senior Secured Notes due 2018"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: February 4, 2014	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement dated January 29, 2014, among Westmoreland Escrow Corporation, BMO Capital Markets Corp. and Deutsche Bank Securities Inc.

99.1	Press release of the Company dated January 29, 2014, entitled "Westmoreland Announces Pricing of $425 Million Offering of Add-on 10.75% Senior Secured Notes due 2018"

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